EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-53367 of Public Service Company of New Mexico on Form S-3 of our report dated February 11, 2003, appearing in this Annual Report on Form 10-K of Public Service Company of New Mexico for the year ended December 31, 2002.


DELOITTE & TOUCHE LLP


Omaha, Nebraska
March 17, 2003